UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2006

Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 338-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On January 31, 2006, the Board of Directors approved amendments to Article II, Sections 2 and 3 of the Bylaws adopting a majority stockholder vote standard for uncontested director elections. Under this new majority vote standard, which replaces plurality voting for uncontested director elections, a nominee must receive favorable votes from holders of a majority of the shares represented at the meeting and entitled to vote in order to be elected to the Board of Directors. In contested elections, directors will continue to be elected by plurality vote. The Restated Bylaws, as amended and effective January 31, 2006, are attached as Exhibit 3.1 to this report and are incorporated by reference herein.
     On February 1, 2006, Dell Inc. filed a Certificate of Elimination with the Secretary of State of Delaware effecting the elimination of the Certificate of Designations with respect to the Series A Junior Participating Preferred Stock. The Certificate of Elimination is attached to this report as Exhibit 3.2, and incorporated by reference herein. Also on February 1, 2006, Dell Inc. filed with the Secretary of State of Delaware a Restated Certificate of Incorporation, which incorporates the amendment effected by the Certificate of Elimination. The Restated Certificate of Incorporation is attached to this report as Exhibit 3.3 and incorporated by reference herein.
Item 8.01 Other Events.
     The press release announcing the Bylaws amendments referred to in Item 5.03 is furnished as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

3.1	Restated Bylaws, as amended and effective January 31, 2006
3.2	Certificate of Elimination, filed February 1, 2006
3.3	Restated Certificate of Incorporation, filed February 1, 2006
99.1	Press Release, dated January 31, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date: February 2, 2006	By:	/s/ Thomas H. Welch, Jr.

Thomas H. Welch, Jr.
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
3.1	Restated Bylaws, as amended and effective January 31, 2006
3.2	Certificate of Elimination, filed February 1, 2006
3.3	Restated Certificate of Incorporation, filed February 1, 2006
99.1	Press Release, dated January 31, 2006

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